SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 6, 1997



                                FRED MEYER, INC.
             (Exact name of registrant as specified in its charter)



           Delaware                   1-13339              91-1826443
 (State of other jurisdiction      (Commission          (I.R.S. Employer
 incorporation or organization)     File Number)       Identification No.)



                               3800 SE 22nd Avenue
                                Portland, Oregon
                    (Address of principal executive offices)



                                 (503) 232-8844
                         (Registrant's telephone number,
                              including area code)
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Item 5.  Other Events.
----------------------

         On November 6, 1997, Quality Food Centers, Inc., a Washington corporation ("QFC"), Fred Meyer, Inc., a Delaware corporation ("Fred Meyer"), and Q-Acquisition Corp., a Washington corporation and wholly-owned subsidiary of Fred Meyer ("Q-Acquisition"), entered into an Agreement and Plan of Merger (the "QFC Merger Agreement"), a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein. Pursuant to the terms of the QFC Merger Agreement, Q-Acquisition would merge with and into QFC (the "QFC Merger"), subject to certain conditions being satisfied or waived. Pursuant to the QFC Merger Agreement, each outstanding share of QFC Common Stock, $.001 par value, would be converted into the right to receive the greater of either (i) 1.9 shares of Fred Meyer common stock, $.01 par value ("Fred Meyer Common Stock"), or (ii) the lesser of (A) 2.3 shares of Fred Meyer Common Stock or (B) a number of shares equal to $55 divided by the average closing price of the Fred Meyer Common Stock on the New York Stock Exchange for 15 out of the 35 trading days ending on the second trading day preceding the effective date of the QFC Merger, subject to certain adjustments if any divestitures are required under the antitrust laws. Conditions to the consummation of the QFC Merger include the receipt of regulatory approvals and approval by the shareholders of Fred Meyer and QFC. Certain shareholders of QFC holding approximately 26.1% of the outstanding shares of QFC have entered into agreements to vote their QFC shares in favor of the QFC Merger and certain shareholders of Fred Meyer holding approximately 10.5% of the outstanding shares of Fred Meyer have entered into agreements to vote their Fred Meyer shares in favor of the QFC Merger.

          On November 6, 1997, Food 4 Less Holdings, Inc., a Delaware corporation ("FFL"), Fred Meyer and FFL Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Fred Meyer ("FFL Acquisition"), entered into an Agreement and Plan of Merger (the "FFL Merger Agreement"), a copy of which is attached hereto as Exhibit 99.2 and incorporated by reference herein. Pursuant to the terms of the FFL Merger Agreement, FFL Acquisition would merge with and into FFL (the "FFL Merger"), subject to certain conditions being satisfied or waived. Pursuant to the FFL Merger Agreement, holders of shares, options and warrants of FFL would receive an aggregate of the greater of (i)
22.5 million shares of Fred Meyer Common Stock or (ii) the lesser of (A) the number of shares of Fred Meyer Common Stock equal to $600 million divided by the average closing price of the Fred Meyer Common Stock on the New York Stock Exchange for 15 out of the 35 trading days ending on the second trading day preceding the effective date of the FFL Merger or (B) 24 million shares of Fred Meyer Common Stock, subject to certain adjustments if any divestitures are required under the antitrust laws. Conditions to the consummation of the FFL Merger include the receipt of regulatory approvals and approval by the stockholders of Fred Meyer and FFL. Certain shareholders of FFL holding approximately 64.3% of the total voting power of FFL have entered into agreements to vote their FFL shares in favor of the FFL Merger.

         On November 7, 1997, QFC, FFL and Fred Meyer issued a joint press release announcing the execution of the Merger Agreements, which press release is attached hereto as Exhibit 99.3 and incorporated herein by reference.

         The foregoing summaries of the Merger Agreements are qualified in their entirety by reference to the full agreements which are attached hereto as exhibits.

         The information set forth above shall not be deemed to constitute an offer to sell any security. Any such offer to sell will be made only by means of a prospectus.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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     (c)  Exhibits

          99.1 Agreement and Plan of Merger dated as of November 6, 1997 by and among Quality Food Centers, Inc., Fred Meyer, Inc. and Q-Acquisition Corp.

          99.2 Agreement and Plan of Merger dated as of November 6, 1997 by and among Food 4 Less Holdings, Inc., Fred Meyer, Inc. and FFL Acquisition Corp.

          99.3   Press Release of Fred Meyer, Inc., dated as of November 7,
                 1997.

                                   Signatures

          Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

          Date: November 13, 1997      FRED MEYER, INC.


                                       By THOMAS R. HUGHES
                                          --------------------------------------
                                          Thomas R. Hughes
                                          Vice President and Controller

                                  EXHIBIT INDEX


                                                                      Sequential
Ex. No.      Description                                                Page No.
-------      -----------                                              ----------

 99.1 Agreement and Plan of Merger dated as of November 6, 1997 by and among Quality Food Centers, Inc., Fred Meyer, Inc. and Q-Acquisition Corp.

 99.2 Agreement and Plan of Merger dated as of November 6, 1997 by and among Food 4 Less Holdings, Inc., Fred Meyer, Inc. and FFL Acquisition Corp.

 99.3        Press Release of Fred Meyer, Inc., dated as of November 7, 1997